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                                                                     Exhibit 1.3

                                    [FORM OF]

                        MINIMUM OF 7 MEMBERSHIP INTERESTS

                       MAXIMUM OF 25 MEMBERSHIP INTERESTS

                                SARDY HOUSE, LLC

                             UNDERWRITING AGREEMENT

                               October ____, 2003

W. G. Nielsen & Company
As Underwriter
3200 Cherry Creek South Drive
Suite 470
Denver, CO  80209

Gentlemen:

         Sardy House, LLC, a Colorado limited liability company (the "Company"), has issued to North and South Aspen, L.L.C., a Colorado limited liability company (the "Holder"), a total of 25 of the Company's assessable limited liability company membership interests (the "Membership Interests"), which allow for exclusive use of the Sardy House in Aspen, Colorado.

         The Company and the Holder propose, upon the terms and conditions set forth herein, to conduct a public offering through W. G. Nielsen & Company, a Colorado corporation (the "Underwriter"), of up to the total of 25 Membership Interests held by the Holder, which offering shall be conducted on a "best efforts, all or none" basis as to a minimum of 7 Membership Interests and on a "best efforts" basis as to additional Membership Interests up to a maximum of 25 Membership Interests (the "Offering").

         In connection with the Offering, the Company and the Holder hereby agree with the Underwriter as follows (with this agreement being hereinafter referred to as "this Agreement"):

         1.       Sales of Membership Interests.

                  (a) On the basis of the representations, warranties and agreements set forth herein, and subject to the terms and conditions set forth herein and in the Prospectus (as hereinafter defined):

                           (i) The Company and the Holder appoint the Underwriter as the exclusive agent to effect sales of the Membership Interests for the account of the Holder at the offering price of $750,000 per Membership Interest. This price may be changed by the Holder at any time after December 5, 2003. If the price is

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                  decreased it will be decreased for all purchasers, and if the price is increased it will be increased for all purchasers who have not as of that date executed subscription agreements and submitted subscription funds.

                           (ii) The Underwriter agrees to use its best efforts as such agent to sell the Membership Interests during the term hereof.

                  (b) As compensation for the Underwriter's services in effecting sales of Membership Interests hereunder, upon the Closing (as hereinafter defined) of a sale of a Membership Interest pursuant to the Offering during the term hereof, the Holder shall pay the Underwriter in certified funds a cash success fee equal to 3.25% of the Total Transaction Value (as hereinafter defined). Any separate consulting or advisory compensation to be paid to the Underwriter under that certain Engagement Agreement among the parties hereto dated May 12, 2003, as amended ___________ ____, 2003 (the "Engagement Agreement"), a copy of which is attached hereto as Exhibit A, shall not reduce the cash success fee due to the Underwriter upon a Closing of a sale of a Membership Interest hereunder. Any fee payable to the Underwriter pursuant to the above provisions shall be computed based upon the total consideration for the sale of a Membership Interest, regardless of how allocated or the form of consideration. Therefore, the "Total Transaction Value" referred to above shall include (i) any and all deferred installments of the transaction price for the sale of a Membership Interest and (ii) any portion of the transaction price held in escrow at Closing.

         In the event this Agreement is terminated prior to the sale of all Membership Interests being sold pursuant to the Offering as a result of a determination by the Company or the Holder to cancel the Offering and if the Company or the Holder subsequently sells Membership Interests in the Company on substantially similar terms and conditions (excluding price) as the Offering within a twenty-four month period following the termination date of this Agreement, the Underwriter will be entitled to the fees set forth above in this Section 1(b) except such fees will be reduced by any fees required to be paid to any third party. For purposes of this section, the sale of all or substantially all of the Company to a single purchaser (which sale may include the sale of all or substantially all Membership Interests in the Company) shall not be considered a sale on "substantially similar terms and conditions" hereunder; provided that, upon such a sale within a twenty-four month period following termination of this Agreement, the Underwriter shall be paid a fee equal to 1% of the Total Transaction Value.

                  (c) The Underwriter's appointment hereunder shall continue for a period (such period, including any extension thereof as hereinafter provided, being herein called the "Offering Period") until ________________________________ (and for a period of up to _________
         additional days if extended by the mutual agreement of the parties hereto), unless all of the Membership Interests have previously been subscribed for. The Offering will terminate and all amounts paid by subscribers to purchase Membership Interests will be promptly returned to them with interest as provided in the Prospectus and the Escrow Agreement (as hereinafter defined) (i) if subscriptions for at least 7 Membership Interests have not been received by April 30, 2004, subject to extension by mutual agreement of the parties for up to an additional 30 days, (ii) at any time by mutual

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         agreement of the parties hereto or (iii) this Agreement shall be terminated as provided herein.

                  (d) The Underwriter hereby acknowledges that it is a party to that certain Escrow Agreement dated as of October _____, 2003 (the "Escrow Agreement") among the Company, the Holder, the Underwriter and Computershare Trust Company, Inc. (the "Escrow Agent"), a copy of which is attached hereto as Exhibit B. The Underwriter shall promptly deliver to the Escrow Agent, by no later than noon of the next business day after receipt, all checks received by the Underwriter from subscribers (the "Subscribers") to purchase Membership Interests. All checks received by the Underwriter from Subscribers shall be made payable to "Computershare Trust Company, Inc., as Escrow Agent for Sardy House, LLC." Such checks shall be accompanied by one copy of a subscription agreement pursuant to which subscriptions to purchase Membership Interests are to be made, the form of which is attached to the Escrow Agreement as Exhibit A (the "Subscription Agreement"), properly completed and executed by the Subscriber. The Underwriter shall promptly deliver to the Company one photocopy of each Subscription Agreement delivered to the Escrow Agent. Promptly after receipt of a Subscription Agreement and the funds therefor by the Escrow Agent and receipt of a copy of the Subscription Agreement by the Company, the Company shall mail an interim receipt, in the form attached hereto as Exhibit C, to the Subscriber.

         2. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

                  (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (File No. 333-105521) and will prepare and file one or more amendments thereto covering the registration of the Offering under the Securities Act of 1933, as amended (the "Securities Act"), including the related preliminary prospectuses, each and all such preliminary prospectuses being herein referred to as the "Preliminary Prospectus," and will prepare and proposes to file, prior to the effective date of such Registration Statement, an additional amendment to such registration statement, including a final prospectus, copies of which will be delivered to the Underwriter before the filing thereof. The Company will not, without the Underwriter's prior consent (which shall not be unreasonably withheld), file any other amendment thereto prior to the time such Registration Statement shall become effective or make any change in such form of final prospectus prior to the time it is first filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations"). Such Registration Statement and prospectus, including all exhibits thereto, as finally amended and revised at the time the registration statement becomes effective are hereinafter referred to, respectively, as the "Registration Statement" and the "Prospectus," except that, if the prospectus first filed by the Company pursuant to Rule 424(b) of the Rules and Regulations shall differ from the Prospectus, the term "Prospectus" shall mean the prospectus first filed pursuant to Rule 424(b).

                  (b) When the Registration Statement shall become effective and at all times subsequent thereto up to and including the time of each Closing (as hereinafter defined),

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         and, when any post-effective amendment thereof shall become effective, the Registration Statement (and any post-effective amendment thereof), including the Prospectus (and the Prospectus as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), will fully comply with the applicable provisions of the Securities Act and the Rules and Regulations thereunder, and the Registration Statement will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in the Registration Statement or the Prospectus, or any amendment or supplement thereto, based upon information furnished to the Company by the Underwriter specifically for use therein.

                  (c) The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Colorado, and the Company has full power and authority (limited liability company and other) to own its properties and conduct its business as described in the Prospectus and as being conducted.

                  (d) The Membership Interests have been duly authorized, and have been validly issued to the Holder and are fully paid, and conform to the description thereof contained in the Prospectus. Each Membership Interest is governed by the terms and conditions of the Company's Operating Agreement dated as of March 21, 2003, as amended (the "Operating Agreement"). The Membership Interests are assessable pursuant to the provisions of the Operating Agreement whereby members of the Company shall make required additional capital contributions to the Company and contributions to the Company for assessments for operating purposes as provided in the Operating Agreement. The certificates to be used to evidence the Membership Interests will be in due and proper form. No further approval or authorization by the Holder or the sole manager of the Company will be required for the sale of the Membership Interests as contemplated herein.

                  (e) This Agreement and the Escrow Agreement have each been duly authorized, executed and delivered by the Company, and each of this Agreement and the Escrow Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.

                  (f) The execution and delivery of this Agreement and the Escrow Agreement and the performance by the Company hereunder and thereunder will not conflict with, result in a breach or violation of or constitute a default under any agreement or instrument to which the Company is a party or the articles of organization of the Company or the Operating Agreement or any law, order, rule, regulation, decree or injunction of any jurisdiction, court or governmental agency or body, and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the performance by the Company of this Agreement or the Escrow Agreement or the consummation by the Company of the transactions contemplated

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         hereby or thereby, except as may be required under the Securities Act, or state securities or blue sky laws.

                  (g) The Prospectus and the Preliminary Prospectus as originally filed or as amended and supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto will fully comply with the applicable provisions of the Securities Act and the Rules and Regulations and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3. Representations, Warranties and Agreements of the Holder. The Holder represents and warrants to, and agrees with, the Underwriter that:

                  (a) This Agreement and the Escrow Agreement have each been duly authorized, executed and delivered by the Holder, and each of this Agreement and the Escrow Agreement constitutes a legal, valid and binding obligation of the Holder enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.

                  (b) The Holder owns, beneficially and of record, free and clear of any liens and encumbrances, all 25 of the Membership Interests being offered under the Registration Statement. Upon delivery of the payment for such Membership Interests as provided in the Escrow Agreement, the Holder will convey good title thereto to the purchasers of the Membership Interests, free and clear of any liens or encumbrances.

                  (c) In connection with the completion of the minimum amount of the Offering, the Holder acknowledges that it is solely obligated and responsible for the application of the funds released from escrow to complete repayment of the outstanding indebtedness of the Company and the Holder to WestStar Bank under that certain construction loan agreement for the Sardy House property (the "Construction Loan Agreement"), as disclosed in the Prospectus included in the Registration Statement.

         4. Representations, Warranties and Agreements by the Underwriter. The Underwriter represents and warrants to, and agrees with, the Company and the Holder that:

                  (a) This Agreement and the Escrow Agreement have each been duly authorized, executed and delivered by the Underwriter, and each of this Agreement and the Escrow Agreement constitutes a legal, valid and binding obligation of the Underwriter enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.

                  (b) The Underwriter is registered as a broker-dealer with the Commission and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"). The Underwriter's Membership Agreement with the NASD authorizes the Underwriter to perform the business operations necessary for the Underwriter to perform

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         this Agreement in accordance with its terms. The Underwriter is duly licensed and authorized to act as a broker-dealer for the sale of securities in all jurisdictions in which the Underwriter intends to or will make offers and/or sales of the Membership Interests pursuant to this Agreement.

                  (c) In connection with the offer and sale of the Membership Interests pursuant to this Agreement, the Underwriter shall comply with all provisions of the Securities Act, the Rules and Regulations and other federal laws and regulations pertaining to the sales of securities pursuant to the Offering, the securities or "blue sky" laws and regulations and other applicable laws and regulations of the states or other jurisdiction in which the Underwriter will sell the Membership Interests and the Bylaws and the Rules of Conduct of the NASD, including all published NASD interpretations thereof, whether issued by the Board of Governors of the NASD, contained in any NASD Notice to Members or otherwise (the "NASD Rules of Conduct").

                  (d) The Underwriter will not complete any sales of Membership Interests until at least five business days after the date on which the Subscriber receives a copy of the final Prospectus, and shall otherwise comply with the requirements of Rule 15c2-8 of the Commission.

                  (e) The Underwriter shall assist the Company in qualifying or registering the Membership Interests for sale under the laws of such states or jurisdictions as the Underwriter and the Company shall mutually agree and shall make no sale of the Membership Interests in any state or jurisdiction until the Underwriter has been advised by the Company that the Membership Interests have been duly qualified or registered for sale therein.

                  (f) Pursuant to the Underwriter's appointment as agent for the Company and the Holder as set forth herein, insofar as it is within the Underwriter's control, the Underwriter shall in good faith use its best efforts to conduct the Offering in compliance with the Securities Act and the Rules and Regulations, the NASD Rules of Conduct and the permit(s) or authorizations issued with respect to the Offering by any state or other securities regulatory authority, and in this regard:

                           (i) The Underwriter shall, during the course of the Offering, and to the extent that the Underwriter or any person associated with the Underwriter makes any representations in connection with the Offering other than those set forth in the Prospectus, not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement made not misleading concerning the Offering or any matters set forth in or contemplated by the Prospectus.

                           (ii) The Underwriter shall, prior to the sale of Membership Interests to any Subscriber, make reasonable efforts to determine that there are reasonable grounds for believing that the purchase of the Membership Interests is suitable for the Subscriber, and the Underwriter will prepare and maintain for the Underwriter's benefit and for the benefit of the Company and the Holder,

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                  appropriate records to evidence such determination, which
                  records shall include but not be limited to information regarding the Subscriber's investment objectives, investment experience, income, net worth, financial situation, other investments, and other relevant information to be set forth in the Subscription Agreement. Such records shall be maintained by the Underwriter for a period of at least five years following the termination of the Offering.

                           (iii) The Underwriter shall, in the event that the Underwriter uses any sales materials other than the Prospectus (which, other than any such materials furnished to the Underwriter by the Company or the Holder, shall be prepared and provided solely at the Underwriter's own expense), refrain from providing any such materials to any prospective investor unless such materials have been reviewed and approved in advance by the Commission and the securities regulatory authority of the state or other jurisdiction in which the materials are to be used, and such materials are accompanied or preceded by the Prospectus.

                           (iv) Until the termination of this Agreement, if any event affecting the Company or the Underwriter should occur which the Company or its counsel believe should be set forth in a supplement or amendment to the Prospectus, the Underwriter agrees to distribute such supplement or amendment to persons who have previously received a copy of the Prospectus from the Underwriter and continue to express an interest in purchasing a Membership Interest, and the Underwriter further agrees to include such supplement or amendment in all further deliveries of the Prospectus. The Company shall, at its own expense, prepare and furnish to the Underwriter a reasonable number of copies of that supplement or amendment for such distribution.

                           (v) The Underwriter shall implement appropriate procedures designed to ensure that each solicitation and sale made by the Underwriter and the persons associated with the Underwriter, and its and their efforts hereunder, will comply with the terms of this Agreement and the NASD Rules of Conduct.

                           (vi) The Underwriter shall not solicit or obtain referrals for possible Subscribers from real estate brokers or agents or other persons who are not registered with the Commission as securities broker-dealers and arrange for the payment of any compensation to such persons based on the completion of the sale of Membership Interests to any referrals therefrom.

                           (vii) The Underwriter shall at all times comply with the requirements of Rule 15c2-4 of the Commission, and all interpretations thereof issued by the Commission or the NASD. In this regard, upon receipt of any checks from prospective Subscribers for the purchase of Membership Interests, the Underwriter shall promptly transmit the same, together with a copy of the related Subscription Agreement, to the Escrow Agent by noon of the next business day following the Underwriter's receipt thereof.

                           (viii) The Underwriter shall send each Subscriber who purchases a Membership Interest a confirmation of such purchase.

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         5.       Closings.

                  (a) Initial Closing. Subject to the prior termination of the Offering as provided herein, there shall be a closing (with the initial closing and each subsequent closing referred to as a "Closing"), at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1225 17th Street, Suite 2300, Denver, Colorado, promptly following the satisfaction of the minimum conditions of the Offering (or at such other place or time as the Company and the Holder shall determine) (with the date of such Closing hereinafter referred to as the "Initial Closing Date"). Such Closing shall include the following: (i) satisfaction of the minimum conditions of the Offering as set forth in the Prospectus and the Escrow Agreement; (ii) satisfaction of the conditions set forth in Section 8 hereof; (iii) payment for the Membership Interests to the Holder by the release of funds from the Escrow Account and delivery to the Company of properly completed and executed Subscription Agreements with respect to each purchaser; (iv) delivery by the Company of certificates representing the Membership Interests purchased by each purchaser; (v) payment of interest earned on amounts held in the Escrow Account to the respective purchasers as set forth in the Escrow Agreement; (vi) payment by the Holder of all outstanding indebtedness under the Construction Loan Agreement as described in the Prospectus and the delivery by WestStar Bank of appropriate releases of the security interests in the Company's property held by WestStar Bank to secure such repayment, along with releases of related personal guaranties of such repayment; (vii) payment by the Holder to the Underwriter of the compensation set forth in Section 1(b) hereof for each Membership Interest sold; and (viii) payment by the Holder of any other referral or other fees due to any other party in connection each Membership Interest sold.

                  (b) Subsequent Closings. Subject to the prior termination of the Offering as provided herein, there shall be a subsequent Closings at the discretion of the Company and the Holder with respect to Subscription Agreements received and accepted after the initial Closing. Such Closings shall include the following: (i) satisfaction of the conditions set forth in Section 8 hereof; (ii) payment for the Membership Interests to the Holder by the release of funds from the Escrow Account and delivery to the Company of properly completed and executed Subscription Agreements with respect to each purchaser; (iii) delivery by the Company of certificates representing the Membership Interests purchased by each purchaser; (iv) payment of interest earned on amounts held in the Escrow Account to the respective purchasers as set forth in the Escrow Agreement; (v) payment by the Holder to the Underwriter of the compensation set forth in Section 1(b) hereof for each Membership Interest sold; and (vi) payment by the Holder of any other referral or other fees due to any other party in connection each Membership Interest sold.

         6. Covenants of the Company and the Holder. The Company and the Holder covenant and agree with the Underwriter that:

                  (a) The Company shall use its best efforts to cause the Registration Statement as filed and any subsequent amendments thereto to become effective as promptly as possible and shall promptly notify the Underwriter (i) when the Registration Statement

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         and any amendment thereto shall have become effective or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of the institution or threatening by the Commission of any investigation or other proceeding that might result in the suspension of the use of the Prospectus, or of the suspension of the qualification of the Membership Interests for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any such purpose or for the purpose of preventing the use of or noticing a deficiency in the Prospectus, any amended Prospectus or any supplement thereto. The Company shall not file any post-effective amendment to the Registration Statement or supplement or amendment to the Preliminary Prospectus or the Prospectus or, prior to the completion of the Offering, make any supplement to the Prospectus, unless the Underwriter shall have been advised thereof and shall not have reasonably disapproved such amendment or supplement.

                  (b) If prior to the Initial Closing Date or at any time thereafter when a prospectus relating to the Membership Interests is required to be delivered under the Securities Act any event occurs as a result of which the Preliminary Prospectus or the Prospectus as then amended or supplemented would, in the Underwriter's reasonable judgment include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Preliminary Prospectus or the Prospectus to comply with the Securities Act, the Company shall promptly prepare and file with the Commission an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance and, at the Company's expense, shall prepare and furnish as many copies of any such amendment or supplement as the Underwriter may reasonably request.

                  (c) The Company shall furnish to the Underwriter copies of the Registration Statement, each related Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests.

                  (d) The Company shall use its best efforts to arrange for the qualification or registration of the Membership Interests under the laws of such jurisdictions as the Underwriter designates and shall continue such qualifications or registrations in effect so long as required for the Offering, provided that the Company shall not be obligated to file any general consent to service of process, or to qualify as a foreign company or as a dealer in securities in any state in which it is not now so qualified.

                  (e) The Holder shall apply the net proceeds from the sale of the Membership Interests hereunder for the purposes set forth in the Prospectus.

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         7.       Expenses. The Company and the Holder agree to reimburse the
Underwriter for expenses incurred by the Underwriter in connection with the Offering and other services performed by the Underwriter for the Company and the Holder pursuant to the provisions set forth in Section 8 of the Engagement Agreement.

         8. Conditions of the Underwriter's Obligations. The Underwriter's obligations to use the Underwriter's best efforts to sell the Membership Interests as provided herein shall be subject to the accuracy of the representations and warranties of the Company and the Holder as of the date hereof and at the time of each Closing, to the performance by the Company and the Holder of their respective obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective prior to the receipt of any funds from Subscribers, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Company, shall be contemplated, by the Commission.

                  (b) The Underwriter shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which the Underwriter has reasonably concluded, after conferring with the Underwriter's counsel, is in either case material and in the case of an omission is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in the condition (financial or otherwise) of the Company or in any pending action, suit, proceeding or investigation involving the Company, whether or not arising from transactions in the ordinary course of business, that in the Underwriter's reasonable judgment is material and renders it impractical or inadvisable to proceed with the completion of the sale of and payment for the Membership Interests at a Closing.

                  (d) No notice of disapproval shall have been issued or proceedings for that purpose shall have been instituted by the Commission, the NASD, or any state securities or blue sky authority with respect to the distribution arrangements relating to the Offering.

         9.       Indemnification and Contribution.

                  (a) The Company and the Holder, jointly and severally, shall indemnify and hold harmless the Underwriter, and shall indemnify and hold harmless to the fullest extent permitted by law each of the Underwriter's officers, directors, employees, representatives, agents and each person, if any, who controls the Underwriter within the meaning of the Securities Act, against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including without limitation reasonable fees and disbursements of counsel) to which the Underwriter or such person may become subject, under the Securities Act or otherwise,

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         insofar as such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements are related to or arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Preliminary Prospectus, or are related to or arise out of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse the Underwriter and each such person for all reasonable expenses as may be incurred by the Underwriter or such person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation or administrative proceedings; provided, that neither the Company nor the Holder shall be liable in any such case to the extent that any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement is related to or arises out of an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished to the Company or the Holder by the Underwriter for use therein; and provided further, that the indemnity agreement contained in this Section 9(a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter or of any such person on account of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement related to or arising out of the sale of any of the Membership Interests to any person if the Underwriter shall have failed to send or give to such person with or prior to the delivery to the Underwriter by such person of a Subscription Agreement, a copy of the Prospectus or the Prospectus as amended or supplemented, if any amendments or supplements thereto shall have been furnished by the Company to the Underwriter at or prior to the time of receipt by the Underwriter of such person's Subscription Agreement, to the extent that any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement results from an untrue statement or an omission which was corrected in the Prospectus or the Prospectus as amended or supplemented. This indemnity agreement shall be in addition to any liability which the Company or the Holder may otherwise have.

                  (b) The Underwriter shall indemnify and hold harmless each of the Company and the Holder, and shall indemnify and hold harmless to the fullest extent permitted by law each of their respective officers, directors, managers, employees, representatives, agents and each person, if any, who controls the Company or the Holder within the meaning of the Securities Act, against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including without limitation reasonable fees and disbursements of counsel) to which the Company or the Holder or any such person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements are related to or arise out of any untrue statement by the Underwriter or any person associated with the Underwriter of a material fact not contained in the Prospectus or the omission or alleged omission to state a material fact necessary to make any such statement of a material fact not contained in the Prospectus made by the Underwriter or any person associated with the Underwriter not misleading, or are related to or arise out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any Preliminary Prospectus or are related to or arise out of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission therein was made in reliance upon and in conformity with information furnished to the Company or the Holder by the Underwriter for use therein; and shall reimburse each of the Company and the Holder and each such person for all reasonable expenses as may be incurred by the Company or the Holder or such person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation or administrative proceedings. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party or parties of the commencement thereof; but any delay or failure to so notify an indemnifying party shall relieve it from any liability which it may have to any indemnified party under this Section 9 only to the extent, if at all, that the indemnifying party is prejudiced by reason of such failure or delay. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 9 if any settlement of any such action is effected without such indemnifying party's consent.

                  (d)      If the indemnification provided for in subsection
         (a), (b) or (c) of this Section 9 is for any reason, other than as specified in such subsections, unavailable and the Company, the Holder or the Underwriter have been required to pay damages as a result of a determination by a court that the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Underwriter or any person associated with the Underwriter made any untrue statement of a material fact not contained in the Prospectus or the omission or alleged omission to state a material fact necessary to make any such statement of a material fact not contained in the Prospectus made by the Underwriter or any person associated with the Underwriter not misleading, then the Company and the Holder, jointly and severally, shall contribute to the damages paid by the Underwriter or persons related to the Underwriter that are subject to the indemnification provisions above, and the Underwriter shall contribute to the damages paid by the Company and the Holder or the persons related to the Company or the Holder that are subject to the indemnification provisions above, but in each case only to the extent that such damages relate to or arise out of such untrue statement or omission in such proportion as is appropriate to reflect the relative fault of the Company and the Holder on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such damages, as well as any other relevant equitable considerations. The relative fault of the Company and the Holder on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Holder on the one hand or by the Underwriter on the other hand, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Holder and the Underwriter agree that it would not be just and equitable if their respective obligations to contribute pursuant to this Section 9(d) were to be determined by pro rata allocation of the aggregate damages or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. For purposes of this
         Section 9(d), the term "damages" shall include any legal or other expenses reasonably incurred by the Company, the Holder or the Underwriter in connection with investigating or defending against any action or claim which is the subject of the contribution provisions of this Section 9(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The provisions of this Section 9 shall survive the expiration or termination of this Agreement, including a termination resulting from the completion of the Offering.

         10. Termination. This Agreement may, subject to the other provisions hereof, be terminated as follows:

                  (a) The Company and the Holder shall have the right to terminate this Agreement and the Offering at any time in their sole discretion, by giving written notice to the Underwriter of such termination.

                  (b) Except as otherwise provided herein, this Agreement shall terminate upon the expiration or termination of the Offering, whether by expiration of the Offering Period, completion of the Offering or otherwise.

         11. Survival of Indemnities, Representations and Warranties. The respective indemnities, agreements, representations and warranties of the Company, the Holder and the Underwriter set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Holder or the Company, or any of their respective officers, directors, managers or controlling persons, and will survive payment to the Holder for the sale of the Membership Interests hereunder. If this Agreement is terminated pursuant to Section 10 hereof or if for any reason the sale of the Membership Interests is not completed, the Company and the Holder shall remain responsible for the expenses to be paid or reimbursed by them to the Underwriter pursuant to Section 7 hereof and the indemnification provisions pursuant to
Section 9 hereof shall remain in effect.

         12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five days after deposit in the United States mail, by certified mail with return receipt requested and postage prepaid, when delivered personally, one day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

         If to the Underwriter:         W. G. Nielsen & Company
                                        3200 Cherry Creek South Drive, Suite 470
                                        Denver, Colorado 80209
                                        Attn: Mr. Wayne G. Nielsen
                                        Fax: (303) 830-6620

                  With a copy to:       Philip A. Feigin, Esq.
                                        Rothgerber Johnson & Lyons LLP
                                        One Tabor Center, Suite 3000
                                        1200 Seventeenth Street
                                        Denver, Colorado 80202
                                        Fax: (303) 623-9222

         If to the Company or Holder:   North and South Aspen, L.L.C.
                                        c/o Hotel Lenado
                                        200 S. Aspen Street
                                        Aspen, Colorado 81611
                                        Attn: Mr. Daniel D. Delano
                                        Fax: (970) 925-3840

                  With a copy to:       Roger V. Davidson, Esq.
                                        Ballard Spahr Andrews & Ingersoll, LLP
                                        1225 Seventeenth Street, Suite 2300
                                        Denver, Colorado 80202
                                        Fax: (303) 296-3956

or to such other address as each party may designate for itself by like notice.

         13. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns, and the other indemnified persons referred to in Section 9 hereof and their respective successors, representatives and permitted assigns. No other person shall have any right or obligation hereunder.

         14. Entire Agreement. This Agreement, along with the provisions of the Engagement Agreement which are not inconsistent herewith, constitutes the entire agreement among the parties with respect to the subject matter hereof.

         15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado without regard to the principles of the conflicts of laws.

         16. Severability. The invalidity, legality or enforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. If any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

         17. Amendments or Waiver. This Agreement may be amended or modified only by a writing signed by all of the parties hereto. No delay or omission by any party in exercising any right with respect thereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         18. Assignment. No party hereto or indemnified person referred to in Section 9 may assign its or such person's rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

         19. Further Assurances. The parties agree and covenant that they will execute such other and further instruments and documents as are or may become necessary or advisable to effectuate the terms of this Agreement.

         20. Execution and Counterparts. Each individual signatory hereto acknowledges that he or she is legally authorized to sign this Agreement on behalf of any entity associated with his or her signature hereto. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement. Counterpart signature pages may be delivered by fax transmission.

                  [Remainder of page intentionally left blank]

         If the foregoing is in accordance with the Underwriter's understanding of this Agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it shall become a binding agreement among the Company, the Holder and the Underwriter in accordance with its terms.

                                        Very truly yours,

                                        COMPANY:

                                        SARDY HOUSE, LLC,
                                        a Colorado limited liability company

                                        By: BLOCK 66, LLC,
                                            a Colorado limited liability company

                                            By: ________________________________
                                                Daniel D. Delano, Manager

                                        HOLDER:

                                        NORTH AND SOUTH ASPEN, L.L.C.,
                                        a Colorado limited liability company

                                            By: ________________________________
                                                Daniel D. Delano, Manager

The foregoing Underwriting Agreement is herein confirmed and accepted as of the date first above written.

UNDERWRITER:

W. G. NIELSEN & COMPANY,
a Colorado corporation

By: ________________________________
    Wayne G. Nielsen, President

                                                                       EXHIBIT A

                              ENGAGEMENT AGREEMENT

[Engagement Agreement]

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

[Escrow Agreement]

                                                                       EXHIBIT C

                                 INTERIM RECEIPT
                                SARDY HOUSE, LLC

         This Interim Receipt evidences the receipt from the Subscriber to purchase named below of $__________________ in payment with respect to a Subscription Agreement for the purchase of assessable limited liability company membership interests (the "Membership Interests") of Sardy House, LLC, a Colorado limited liability company. Such amount shall be promptly deposited with the Escrow Agent pursuant to the Escrow Agreement referred to in the prospectus for the offering of such Membership Interests. Such Subscription Agreement and payment for Membership Interests as described above are governed by such Escrow Agreement. This receipt does not constitute an acceptance of such Subscription Agreement by Sardy House, LLC.

         Dated: _________________, 200__

                                        SARDY HOUSE, LLC,
                                        a Colorado limited liability company

                                            By: BLOCK 66, LLC,
                                                a Colorado limited liability
                                                company, its Manager

                                                By: ____________________________
                                                    Daniel D. Delano, Manager

________________________________________
Name of Subscriber

________________________________________
________________________________________
Address of Subscriber

                                       C-1